Certificate of Service


     I certify that I have this day served the foregoing document upon:

                      Thomas P. Thackston
                      Davis, Reberkenny & Abramowitz
                      499 Cooper Landing Road
                      Box No. 5459
                      Cherry Hill, New Jersey  08002

Dated December 19, 1997.



                                          --------------------------------------
                                          Jody M. Ruiu
                                          LeBoeuf, Lamb, Greene & MacRae, L.L.P.